Exhibit 10.11

Certain identified information has been excluded from the exhibit because it both (i) is not material and (ii) is the type that we treat as private or confidential.

Contract for loans of working capital

Contract number: DD6232023130

Lender：Industrial Bank Co., Ltd Shanghai Pudong Branch

Address： No.710 Dongfang Road, China (Shanghai) Pilot Free Trade Zone

Legal representative/person in charge： [***]

Borrower： . JAJI (Shanghai) Co., Ltd.

Address： Room 5107, Building 5, No. 555 Dongchuan Road, Minhang District, Shanghai

Legal representative/person in charge: [***]

Contract signing location： Jin’an District, Shanghai

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Important Notice for Signing

In order to protect your rights, please carefully read, check and confirm the following matters before signing this contract：

1、You and your company have the right to sign this contract. If it is necessary to obtain the consent of others according to law, you and your company have obtained full authorization; If it involves processing the personal information of others, you and your company have obtained written consent from others for the processing of their personal information by Industrial Bank of China；

2、You and your company have carefully read and fully understood the terms of the contract, and have paid special attention to the content related to the assumption of responsibility, exemption or reduction of Industrial Bank’s responsibility, and personal information processing that have a significant interest in you and your company, as well as the content in bold font；

3、You and your company have fully understood the meaning and corresponding legal consequences of the contract terms, and are willing to accept these terms and conditions；

4 、You and your company have paid special attention to the provisions regarding your and your company’s use of credit funds for the purposes specified in the contract, the prohibition of misappropriation of credit funds (including but not limited to purchasing or investing credit funds in real estate), and the requirement to issue a commitment letter for the use of funds to Industrial Bank. You and your company are fully aware and understand that Industrial Bank will take measures such as early loan collection, cessation of disbursement of loans/financing not yet issued under this contract, cessation of payment of loans/financing not yet paid under this contract, reduction or cessation of credit to Industrial Bank, and hold you and your company legally responsible for the consequences of misappropriation of credit funds；

5、By signing this contract, you and the relevant individuals agree and authorize Industrial Bank to process your and your personal information and keep it for the period specified by Industrial Bank; You and related individuals are aware that you have the right to be informed, make decisions, withdraw consent, restrict or refuse third-party processing rights in the processing of personal information. Industrial Bank has provided information and decision-making services for personal information processing through diversified means (including but not limited to on-site notification); If you and related individuals intend to revoke, restrict or refuse the authorization of Industrial Bank to process personal information, they may handle it in accordance with the provisions of this contract or the management procedures of Industrial Bank.；

6、The contract text provided by Industrial Bank is only a demonstration text, with blank lines left after the relevant clauses of the contract, and “supplementary clauses” added at the end of the contract for all parties to modify, supplement or delete the contract;

7、If you and your company have any questions about this contract, or if you and your company find that there are illegal and irregular situations in the contract and the business fees under the contract, please call the phone number of Industrial Bank in a timely manner or directly complain or consult with the operating branch of Industrial Bank, contact number: 95561.

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Upon the borrower’s application, the lender has reviewed and agreed to grant the borrower a working capital loan. In order to clarify the rights and obligations of both parties, abide by their promises, and in accordance with relevant laws and regulations of the People’s Republic of China, through equal consultation, both parties hereby sign this contract for mutual compliance.

The lender and the borrower confirm that the loan under this contract falls under the circumstances stipulated in Article 23, Special Provisions, and Clause 3 of this contract.

Article 1 Definition and Interpretation

Unless otherwise agreed in writing by both parties, the following terms in this contract shall be defined and interpreted as follows:

1、“Working capital loans” refer to local and foreign currency loans applied by borrowers to lenders for daily production and operation turnover.

2、“Debt” or “main debt” refers to the debt formed by the borrower (debtor) submitting an application to the lender (creditor), and the lender providing financing to the borrower according to this contract after review and approval (including principal, interest, penalty interest, compound interest, liquidated damages, damages, and the cost of realizing the debt by the creditor, etc.). The creditor’s rights against the borrower owned by the lender under this contract correspond to the borrower’s obligations to the lender under this contract.

The cost of realizing creditor’s rights refers to the litigation (arbitration) fees, lawyer’s fees, travel expenses, execution fees, preservation fees, and other expenses paid by the lender to realize creditor’s rights through litigation, arbitration, and applying to a notary public for an execution certificate.

3、Article 5 of this contract defines and interprets the following terms as follows：

“Fixed interest rate” refers to the interest rate that remains unchanged during the loan term. For example, if the loan is disbursed in installments, it means that the interest rate remains unchanged between the actual disbursement date of each disbursement and the maturity date of the loan under this contract.

“Floating interest rate” refers to the interest rate that varies within the loan term according to the agreed cycle and magnitude between the borrower and lender.

“Floating cycle” refers to the frequency of changes in the loan interest rate agreed upon by both parties. Within a floating period, the loan interest rate is calculated and determined based on the pricing benchmark interest rate according to the pricing method stipulated in the contract, and the loan interest rate remains unchanged during the floating period; When one floating cycle expires and enters the next floating cycle, the loan interest rate is calculated and determined based on the pricing benchmark interest rate of the new floating cycle according to the pricing method agreed in the contract, and the loan interest rate remains unchanged during the floating cycle.

“Pricing benchmark interest rate” refers to the interest rate standard used to determine the loan interest rate under this contract, including but not limited to the quoted interest rates published in China or relevant countries, regions, and markets, such as LPR SHIBOR, SOFR, SOFR term interest rates 、∈STR、SONIA、TSRR、TONA、SARON、HIBOR、SIBOR、 The central bank’s benchmark interest rate for RMB deposits, etc.

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“LPR” refers to the loan market quoted interest rate calculated and published by the National Interbank Funding Center authorized by the People’s Bank of China. According to banking practices, both parties agree to determine the pricing benchmark interest rate rule under this contract as the T-1 day LPR, where “T” is the day when the loan interest rate is determined, and “T-1” is the previous working day of that day.

“SHIBOR” refers to the Shanghai Interbank Offered Rate published by the National Interbank Funding Center and applicable on the same day.

“SOFR” refers to the secured overnight financing rate in US dollars. According to banking practices, both parties agree to determine the pricing benchmark interest rate rule under this contract as the T-5 day SOFR, where “T” is the day the loan interest rate is determined, and “T-5” is the first five working days of that day.

“SOFR term rate” refers to the Chicago Mercantile Exchange’s forward-looking mortgage financing rate, denominated in US dollars. According to banking practices, both parties agree to determine the pricing benchmark interest rate rule under this contract as the T-2 day SOFR term interest rate, where “T” is the day the loan interest rate is determined, and “T-2” is the first two working days of that day.

“∈STR” refers to the short-term interest rate in euros, denominated in euros. According to banking practices, both parties agree to determine the pricing benchmark interest rate rule under this contract as T-5 days ∈ STR, where “T” is the day when the loan interest rate is determined, and “T-5” is the first five working days of that day.

“SONIA” refers to the overnight average index of pounds, denominated in pounds. According to banking practices, both parties agree to determine the pricing benchmark interest rate rule under this contract as the T-5 day SONIA, where “T” is the day the loan interest rate is determined, and “T-5” is the first five working days of that day.

“TSRR” refers to the term interest rate of the overnight average index of GBP, denominated in GBP. According to banking practices, both parties agree to determine the pricing benchmark interest rate rule under this contract as the T-2 day TSRR term interest rate, where “T” is the day the loan interest rate is determined, and “T-2” is the first two working days of that day.

“TONA” refers to the average overnight interest rate in Tokyo, denominated in Japanese yen. According to banking practices, both parties agree to determine the pricing benchmark interest rate rule under this contract as the T-5 day TONA, where “T” is the day the loan interest rate is determined, and “T-5” is the first five working days of that day.

“SARON” refers to the overnight average interest rate in Switzerland, denominated in Swiss francs. According to banking industry practices, both parties agree to determine the pricing benchmark interest rate rule under this contract as T-5 SARON, where “T” is the day when the loan interest rate is determined, and “T-5” is the first five working days of that day.

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“HIBOR” refers to the Hong Kong interbank lending rate for Hong Kong dollars in the financial markets. According to banking practices, both parties agree to determine the pricing benchmark interest rate rule under this contract as HIBOR on the T-2 day, where “T” is the day when the loan interest rate is determined, and “T-2” is the first two working days of that day.

“SIBOR” refers to the Singapore Interbank Offered Rate, which is applicable only to Singapore dollars. According to banking practices, both parties agree to determine the pricing benchmark interest rate rule under this contract as the T-2 day SIBOR, where “T” is the day when the loan interest rate is determined, and “T-2” is the first two working days of that day.

“The central bank’s benchmark interest rate for RMB deposits” refers to the RMB deposit benchmark interest rate published by the People’s Bank of China and applicable on the same day,

Among them, the currencies and specific values of “LPR”, “SHIBOR”, “SOFR”, “SOFR term interest rate”, “∈ STR”, “SONIA”, “TSRR”, “TONA”, “SARON”, “HIBOR”, “SIBOR” and “central bank RMB deposit benchmark interest rate” determined according to the applicable pricing benchmark interest rate rules under this contract shall be subject to the query results of the core system of Industrial Bank.

The loan interest rate determination date can be the actual loan disbursement date, contract signing date, or repricing date.

“Loan interest rate” refers to the interest rate for the execution of this contract, which is determined by both parties through negotiation and in accordance with the pricing formula of the loan interest rate in this contract. It is based on the pricing benchmark interest rate on the date of determining the loan interest rate in this contract, and is formed by floating the number of points added or subtracted.

4、 The “major transaction” stipulated in Article 13 of this contract refers to (including but not limited to) any transaction that is determined to occur or is likely to seriously affect the basic structure of the borrower’s company, changes in company shareholders, contingent liabilities, cash flow, profitability, core trade secrets, core competitiveness, important assets of the company, significant creditor’s rights and debts of the company, repayment ability, and ability to perform this contract, or any other transaction that the lender and/or borrower deems to constitute a major transaction.

5、The “major events” stipulated in Article 13 of this contract refer to (including but not limited to) any determined or potential events that will seriously affect the ability of senior management personnel of the borrower company to perform their duties, the employment and termination of employees engaged in core business of the company, core trade secrets of the company, core competitiveness of the company, basic structure of the company, changes in shareholders of the company, contingent liabilities of the company, survival of the company, legality of the company’s business operations, company stability, development, profitability, debt repayment ability of the company, and the ability of the company to perform this contract, as well as other events deemed by the lender and/or borrower to constitute significant events.

6、In this contract, “working days” refer to working days outside of statutory holidays and weekends in China (excluding Hong Kong, Macao, and Taiwan). “Business Day” in this contract refers to the business day of the lender’s bank. During the performance of the contract, if a withdrawal or repayment date is not a business day, it shall be postponed to the next business day.

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Article 2 Loan Amount

The lender agrees to provide the borrower with the loan currency and amount as specified in Article 23, Special Agreement Clause 4 of this contract.

Article 3 Purpose of Loan

The purpose of this loan is stipulated in Article 23 of this contract, specifically Article 5. Without the written consent of the lender, the borrower shall not use the loan for any other purpose.

Article 4 Term of loan

1、The loan term is stipulated in Article 23, Special Agreement Clause 6 of this contract.

2、For a one-time loan, the loan disbursement date shall be based on the actual disbursement date recorded in the loan receipt and loan voucher. If the actual disbursement date is later than the loan disbursement date recorded in the preceding paragraph, the loan maturity date shall be correspondingly extended.

3 、The loan allocation plan is stipulated in Article 23, Special Agreement Clause 7 of this contract.

The borrower shall apply to the lender for withdrawal procedures three working days before each withdrawal date or at any other time requested in writing by the lender.

If the borrower fails to withdraw the loan in accordance with the agreed installment period and amount, the lender has the right to demand that the borrower pay a penalty in accordance with the provisions of Article 23, Special Agreement Clause 7 of this contract. If the borrower belongs to small and micro enterprises that comply with national regulations, policies, etc., no penalty will be charged for this breach of contract.

4、Subject to the conditions precedent for withdrawal as stipulated in Article 6 of this Agreement, the lender shall pay the loan funds in accordance with the provisions of Article 7 of this Agreement.

5、The lender has the right to adjust the loan allocation plan appropriately based on whether the loan meets the provisions of relevant laws, regulations, policies, and the withdrawal prerequisites stipulated in this contract, the payment conditions of the loan funds, the signing and processing time of the corresponding guarantee contract and guarantee procedures in this contract, as well as other factors deemed necessary by the lender.

6、If the loan is used in installments, the actual disbursement date recorded in the loan receipt or loan voucher shall prevail for each disbursement date, and the same maturity date shall be implemented. That is, for each disbursement of loans, the maturity date determined in the loan receipt or loan voucher for the first disbursement shall be the same maturity date.

7、If the lender receives the loan in advance according to the circumstances stipulated in this contract, it shall be deemed that the loan maturity date has been correspondingly advanced.

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Article 5 Loan Interest Rate and Interest Collection

1、Loan interest rate (referring to the annualized interest rate calculated using the simple interest method, the same below)

(1) The benchmark interest rate for pricing shall be executed in accordance with the provisions of Article 23, Special Agreement Clause 8 of this contract.

(2) The pricing formula for the loan interest rate is specified in Article 23, Special Provisions 9 of this contract.

(3) The loan interest rate shall be executed in accordance with the provisions of Article 23, Special Provisions 10 of this contract.

(4) The pricing benchmark interest rate corresponding to the loans used under this contract shall be determined based on the actual disbursement date (or repricing date, if any) of each loan. During the loan period, unless otherwise agreed in the contract, if the loan interest rate is adjusted according to the contract, the borrower will not be notified.

(5) If China or relevant countries/regions cancel the pricing benchmark interest rate under this contract, or the market no longer publishes the pricing benchmark interest rate, or regulatory authorities require the loan issued under this contract, the lender has the right to re determine the loan interest rate based on the same period’s interest rate policies of China or relevant countries/regions, in accordance with the principles of fairness and good faith, and referring to industry practices, interest rate conditions, and other factors, and notify the borrower. If the borrower has objections, they should negotiate with the lender. If the negotiation fails within five working days from the date of the lender’s notification, the lender has the right to receive the loan in advance, and the borrower shall immediately repay the remaining loan principal and interest. If the lender requests or national or regulatory policies require the borrower to sign a supplementary agreement on relevant matters at that time, the borrower should cooperate.

2、Loan interest repayment method

(1) Calculation of loan interest. The principal of domestic and foreign currency loans shall bear interest from the date when the lender transfers it to the borrower’s account in accordance with the provisions of this contract. Daily accrued interest on loans=daily loan balance x daily interest rate. The conversion of daily interest rates to annual interest rates shall be carried out in accordance with the regulations of the People’s Bank of China and international conventions.

(2) The repayment method of loan interest shall be executed in accordance with the provisions of Article 23, Special Provisions, Article 11 of this contract.

3、Penalty interest and compound interest

(1) If the borrower fails to use the loan for the purpose specified in this contract, the lender shall have the right to charge penalty interest on the misappropriated loan from the date of misappropriation. The penalty interest rate shall be as stipulated in Article 23, Special Agreement Clause 12 of this contract; If the borrower fails to repay the loan on time and does not reach an agreement with the lender regarding the extension, i.e. the loan is overdue, the lender has the right to charge penalty interest on the overdue loan from the date of overdue. The penalty interest rate is specified in Article 23, Special Agreement 13 of this contract; The lender has the right to charge compound interest at the loan overdue penalty interest rate agreed upon in this contract for the interest not paid on time (including interest before and after the loan maturity, misappropriation penalty interest, and overdue penalty interest). If the same loan is overdue and not used for the purpose specified in the contract, the penalty interest rate shall be calculated based on the higher one.

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(2) If the loan interest rate is fixed, the penalty interest rate is also fixed; If the loan interest rate adopts a floating interest rate, the penalty interest rate is also a floating interest rate, and its floating period is consistent with the floating period of the loan interest rate.

(3) The collection of penalty interest and compound interest shall be carried out in accordance with the loan interest repayment method stipulated in this contract.

Article 6 Conditions Precedent for Withdrawal

1、The borrower may apply to the lender for the disbursement of the loan under this contract only after meeting the following withdrawal prerequisites required by the lender：

(1) The borrower has delivered the following documents to the lender, and the information stated in the documents has not changed and remains valid, or the borrower has provided satisfactory explanations and clarifications to the lender regarding the changes：

① A loan application form, which mainly includes but is not limited to: loan project name, amount, purpose, term, repayment plan, and repayment source;

② The borrower’s legal and valid business license, company articles of association, loan card and password/credit code, legal representative and board members and main responsible persons registered and filed with the industrial and commercial administration department, list and signature samples of financial responsible persons, valid identification documents of the legal representative or its authorized representative, written documents of the legal representative or its authorized representative and relevant natural persons agreeing to the lender’s processing of their personal information, and other company documents deemed necessary by the lender;

③ The borrower shall convene a resolution of the board of directors or shareholders in accordance with legal procedures, which has been passed by a vote of a quorum of directors or shareholders, and is true, legal, and valid. The resolution of the board of directors or shareholders or other documents deemed necessary by the lender regarding agreeing to apply for loans under this contract from the lender, clarifying the purpose of the loan, and accepting all loan conditions requested by the lender;

④ Annual reports for the past three years (with audit reports and notes) recognized by the lender, financial statements for the most recent period and the same period last year. Borrowers who have been established for less than three years shall submit annual statements since their establishment;

⑤ Related party information;

⑥ For applying for temporary working capital loans, relevant contracts, vouchers or materials such as purchase contracts, order contracts, debt certificates, etc. must be provided;

⑦ If the mortgage/pledge guarantee method is to be adopted, proof of ownership of the mortgage/pledge property rights, evaluation value report must be provided, and the mortgage/pledge registration procedures required by relevant laws and regulations have been properly handled. The original copies of relevant ownership proof documents, registration proof documents, etc. have been handed over to the lender for storage as required by the lender; To adopt a third-party guarantee, relevant guarantee materials must be provided in accordance with the requirements of items 2 to 4 above, and the guarantee contract has become effective; The above guarantee shall remain valid and effective；

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⑧ If the lender requests to handle insurance for the mortgaged/pledged property, the insurance procedures with the lender as the first beneficiary have been completed and the original insurance policy has been handed over to the lender for safekeeping; And the insurance shall remain in effect; If the borrower provides mortgage/pledge, the borrower hereby transfers the right to claim insurance benefits due to the occurrence of insurance events to the lender；

⑨ Special industry enterprises must provide special industry production and operation licenses or enterprise qualification level certificates issued by authorized departments for approval;

⑩ If either party to this contract requests notarization or other procedures, the relevant notarization procedures have been completed;

⑪ The borrower has opened an account at the lender’s request and voluntarily accepts the lender’s credit supervision and payment settlement supervision;

⑫ The borrower applying for a foreign exchange project loan must provide a valid proof of the purpose of the foreign exchange loan and approval from relevant departments, and comply with relevant foreign exchange management policies；

⑬ Value added tax, business tax, and income tax declaration forms requested by the lender;

⑭ The borrower has issued a commitment letter for the use of credit funds as requested by the lender;

⑮ The borrower and relevant natural persons have issued a written document agreeing to the lender’s processing of their personal information as requested by the lender;

⑯ Other documents, reports, vouchers, and other materials requested by the lender.

(2) The borrower is established in accordance with the law, has legal and compliant production and operation, has the ability to continue operating, and has a legitimate source of repayment;

(3) The purpose of the loan is clear, legal and compliant；

(4) The statements and commitments made by the borrower in Article 11 of this contract shall remain true and valid; No default or potential default has occurred on or prior to the date of loan application;

(5) The borrower has completed the loan receipts or vouchers related to the loan disbursement. The promissory note or loan voucher is an integral part of this contract and has the same legal effect as this contract. If there is any inconsistency between the loan amount, loan term, loan interest rate, etc. under this contract and the record on the loan receipt or loan voucher, the record on the loan receipt or loan voucher shall prevail;

(6) The borrower has a good credit condition and no major bad records; If the borrower is a newly established legal entity, its controlling shareholder should have good credit standing (the borrower should provide a written document from the natural person controlling shareholder agreeing to the lender’s handling of their personal information), and there should be no significant adverse records;

(7) Other withdrawal prerequisites requested by the lender.

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2、The lender’s performance of obligations under this contract is conditional on the satisfaction of the withdrawal conditions stipulated in this clause. The lender has the right to unilaterally decide to reduce or waive a partial withdrawal prerequisite, and the borrower or guarantor shall not use this condition as a defense against the lender.

3、The lender has the right to adjust the loan disbursement appropriately based on factors such as whether the financing project meets relevant laws, regulations, policies, and the withdrawal prerequisites required by the lender, the signing of the corresponding guarantee contract under this contract, and the processing time of guarantee procedures.

4、 The borrower hereby agrees that, after the signing of this contract, if any withdrawal by the borrower fails to meet the conditions precedent for withdrawal or payment of loan funds as stipulated in this contract, the lender has the right to stop disbursement, stop payment of loan funds, or terminate this loan contract. The borrower shall bear the responsibility or losses arising from this. The lender shall notify the borrower of the termination of the contract, and the borrower’s objection period shall be five working days, calculated from the date when the termination notice is delivered to the borrower in the manner stipulated in this contract. If the borrower does not raise any objections, this contract shall be automatically terminated upon the expiration of the objection period. If the borrower has objections but both parties fail to reach an agreement within five working days after the expiration of the objection period, the lender has the right to receive the loan in advance according to the provisions of this contract.

5、After review by the lender, if the borrower meets the prerequisite conditions for withdrawal as stipulated in this contract, the lender shall pay the loan funds in accordance with Article 7 of this contract.

Article 7 Account Monitoring and Loan Fund Payment

1、 Account monitoring

According to relevant national laws, regulations, and regulatory requirements, the borrower promises to meet the withdrawal prerequisites stipulated in the contract before applying for loan disbursement, and accept the lender’s supervision on the use of loan funds for the agreed purposes. The lender has the right to monitor the basic deposit account, general deposit account, and special deposit account opened by the borrower, and supervise and control the disbursement, payment, and repayment of loan funds in accordance with the contractual provisions.

The borrower shall designate a dedicated fund withdrawal account as stipulated in Article 23, Special Agreement Clause 14 of this contract, and the borrower shall promptly provide information on the inflow and outflow of funds from the account.

The lender may negotiate and sign a separate account management agreement with the borrower based on their credit status, financing situation, etc., specifying the management of the inflow and outflow of funds from the designated account. The lender has the right to recover the loan in advance based on the borrower’s fund recovery situation.

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2、 Payment of borrowed funds

(1) The lender has the right to manage and control the payment of loan funds through entrusted payment by the lender or self payment by the borrower.

① “Entrusted payment” by the lender refers to the borrower authorizing the lender to pay the loan funds to the borrower’s counterparty that meets the purpose specified in this contract.

If the borrower adopts the entrusted payment method, before the disbursement of the loan funds, the borrower shall provide relevant transaction information that meets the purpose specified in this contract. After being reviewed and approved by the lender, the loan funds shall be promptly paid to the borrower’s counterparty through the borrower’s account.

If the borrower adopts the method of entrusted payment by the lender, and after the loan funds are paid to the borrower’s counterparty, if the loan funds are returned due to reasons such as revocation, termination, or invalidity of the underlying transaction contract, the lender has the right to receive the returned loan funds in advance in accordance with Article 12 of this contract.

② “Self payment” by the borrower refers to the act of the lender disbursing the loan funds to the borrower’s account, and the borrower making the self payment to the borrower’s counterparty that meets the agreed purpose of this contract.

If the borrower adopts the self payment method, the borrower should regularly summarize and report the payment of the loan funds to the lender

(2) Entrusted payment

The payment of loan funds that fall under one of the circumstances stipulated in Article 23 of this contract, specifically Article 15, shall be made through the entrusted payment method of the lender.

(3) In the process of loan disbursement and payment, if the borrower encounters the following situations, they shall supplement the loan disbursement and payment conditions as requested by the lender. The lender has the right to adopt stricter loan disbursement and payment conditions, and has the right to stop the disbursement and payment of loan funds. Corresponding measures shall be taken in accordance with Article 14 (2) of this contract:

① A decline in credit status;

② The main business has weak profitability;

③ Abnormal use of borrowed funds;

④ Other situations deemed by the lender.

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Article 8 Repayment of Loan Principal and Interest

1、 The principal of the loan under this contract shall be repaid in the manner specified in Article 23, Special Agreement 16 of this contract.

2、 The borrower shall repay the principal and interest of the loan under this contract to the lender in full and on time on the repayment date and interest payment date specified in this contract.

3、 If the repayment date falls on a non lender’s business day, the repayment shall be postponed to the next lender’s business day, and such non lender’s business day shall be counted as the actual number of days occupied by the loan. When the borrower repays the principal of the last installment of the loan, the interest shall be settled along with the principal and shall not be bound by the interest payment date stipulated in Article 5 of this contract.

4、 If the borrower fails to repay the loan under the loan contract on time and needs to extend the repayment period, they shall submit a written loan extension application to the lender in advance in accordance with the provisions of Article 23, Special Agreement Clause 17 of this contract. If approved by the lender, both parties shall sign a separate “Loan Extension Contract” as a supplementary contract to this contract.

5、 Early repayment

The borrower shall repay the principal and interest of the loan on the date specified in this contract.

If the borrower requests to repay the principal and interest of the loan in part or in full in advance, they shall notify the lender in writing in accordance with the provisions of Article 23, Special Agreement 18 of this contract, and obtain the lender’s written consent. With the written consent of the lender, after the borrower repays a portion of the loan principal and interest in advance, the borrower shall negotiate with the lender to determine the number of repayment periods, repayment time, and repayment amount thereafter. Interest shall be charged on the principal of the loan repaid in advance based on the actual usage period and the loan interest rate agreed upon in this contract. The lender will no longer adjust the loan interest calculated and collected before the early repayment.

If the borrower requests early repayment, the lender has the right to demand the borrower to pay a penalty in accordance with the provisions of Article 23, Special Provisions 18 of this contract. If the borrower belongs to small and micro enterprises that comply with national regulations, policies, etc., no penalty will be charged for this breach of contract.

6、If the borrower fails to fulfill its obligations as stipulated in this contract, the borrower hereby irrevocably authorizes the lender to directly deduct funds from any account opened by the borrower with the lender and all branches and subsidiaries of Industrial Bank without going through judicial procedures, including but not limited to loan principal and interest (including principal, interest, penalty interest, compound interest), liquidated damages, damages, and expenses incurred by the lender in realizing the creditor’s rights. The borrower agrees that the lender has the right to determine the specific order of deduction. If the currency of the funds in the account is inconsistent with the loan currency, the lender has the right to convert them into the loan currency for deduction based on the middle price announced by the lender on the day of deduction. If any account specified in this clause involves wealth management products or structural deposits, the borrower hereby irrevocably authorizes the lender to directly initiate relevant product redemption applications or take other necessary measures on behalf of the lender to ensure the smooth deduction of the above-mentioned funds. The borrower shall provide all necessary cooperation.

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Article 9 Guarantee

1、 The guarantee contract of this contract is stipulated in Article 23, Special Provisions 19 of this contract.

2、 In addition to the signed guarantee contracts mentioned above, in the event of exchange rate fluctuations or any other events that the lender believes may affect the borrower or guarantor’s ability to perform, the lender has the right to request the borrower to supplement the security deposit or provide new guarantees, and sign relevant guarantee contracts. The borrower shall cooperate as requested by the lender.

3、 Before the signing of the guarantee contract under this contract and the completion of the guarantee procedures, the lender has the right to temporarily refuse to fulfill all obligations such as loan disbursement under this contract.

Article 10 Rights and Obligations of Both Parties

1、 Rights and obligations of the lender

(1) Rights of the lender:

① The borrower has the right to request genuine information, including personal information, from the borrower;

② The borrower has the right to demand timely repayment of the loan principal and interest;

③ Have the right to request the borrower to provide various information related to the loan;

④ Have the right to understand the borrower’s production, operation, and financial situation;

⑤ Have the right to supervise the borrower to use the loan for the purposes specified in this contract;

⑥ Have the right to supervise the use of loans and make requests;

⑦ If the borrower bears multiple debts of the same type to the lender, and the borrower’s payment is insufficient or may not be sufficient to repay all the debts, the lender shall determine the specific order of repayment or deduction during the repayment process;

⑧ The borrower has the right to deduct the loan principal and interest (including principal, interest, penalty interest, compound interest), liquidated damages, damages, and the lender’s expenses for realizing the creditor’s rights from any account opened by the borrower with the lender and all branches and subsidiaries of Industrial Bank without going through judicial procedures. The borrower agrees that the lender has the right to decide on the specific deduction order. If the currency of the funds in the account is different from the loan currency, the lender has the right to convert them into the loan currency for deduction based on the middle price announced by the lender on the deduction day; If any account specified in this clause involves wealth management products or structured deposits, the borrower hereby irrevocably authorizes the lender to directly initiate relevant product redemption applications or take other necessary measures on behalf of the lender to ensure the smooth deduction of the above-mentioned funds;

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⑨ The lender has the right to transfer all the creditor’s rights and security interests under this contract to a third party at any time without obtaining the borrower’s consent. The lender transfers the loan and security interests under this contract, and the borrower still assumes all obligations under this contract;

⑩ If the borrower fails to repay the loan principal and interest in accordance with the contract, or fails to implement the repayment of principal and interest, or violates any obligations stipulated in this contract, the lender has the right to report and disclose the borrower’s breach of trust information to the People’s Bank of China and its established or approved credit reporting agencies and credit reporting systems, or banking associations, banking supervision agencies, or other administrative/judicial/supervisory departments and their established or recognized information management systems or news media, and take legal measures such as collection, litigation, arbitration, or applying to a notary public to issue an execution certificate. At the same time, the lender may take or cooperate with other banking and financial institutions to reduce or stop credit, stop opening new settlement accounts, and suspend the borrower’s legal representative/borrower’s new credit cards, etc. Disciplinary and rights protection measures;

⑪ The right to unilaterally decide to receive the loan in advance based on the borrower’s fund withdrawal situation;

⑫ When there are exchange rate fluctuations or other situations that creditors believe may affect their creditor’s security, the debtor has the obligation to supplement collateral such as margin as requested by the creditor, or implement other risk mitigation measures recognized by the creditor;

⑬ The right to enjoy other rights stipulated by laws, regulations, rules or as stipulated in this contract.

(2) Obligations of the lender:

①   disburse and pay the loan funds in accordance with the provisions of this contract;

② Keep the borrower’s debts, finances, production, and business operations confidential, except for the following situations:

Legal and regulatory provisions;

Regulatory regulations or requirements;

Disclose information to the cooperating parties of the lender.

2、 Rights and obligations of the borrower

(1) The borrower has the following rights:

①　The right to withdraw and use all loans in accordance with the provisions of this contract;

②　The lender has the right to demand that they assume confidentiality obligations for the information provided in accordance with the provisions of this contract.

(2) Borrower’s Obligations：

①　The borrower shall truthfully provide the required documents and materials, including all account opening banks, account numbers, deposit and loan balances, as well as relevant personal information, and cooperate with the lender’s investigation, review, and inspection;

②　Accept the lender’s supervision or inspection of its use of credit funds and related production, operation, and financial activities, and promptly take reasonable measures to address the lender’s suggestions or requirements;

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③　The loan shall be used for the purpose agreed in this contract, not for other purposes, and shall not be used for fixed assets investment; Engaging in equity investments without borrowing; Not used in areas and purposes prohibited by the state for production/operation; No need to borrow money to speculate or invest in financial products such as stocks, securities, futures, and wealth management products; No need to borrow money to purchase property or engage in/invest in the real estate industry, etc; Engaging in borrowing activities between enterprises or between enterprises and individuals without borrowing money; No need to borrow money to seek illegal income; Not to use illegal means to obtain credit funds, and not to occupy or misappropriate loans in other ways; Not borrowing to engage in other illegal activities or other fields that violate national laws and policies; And engaging in areas where regulatory agencies prohibit the entry of bank credit funds without borrowing;

④　According to Article 7 of this contract, accept the lender’s monitoring of the borrower’s account and management of loan fund payments;

⑤　The principal and interest of the loan shall be repaid in full and on time in accordance with the provisions of this contract；

⑥　Without the written consent of the lender, the debt under this contract shall not be transferred in whole or in part to a third party;

⑦　Not reducing registered capital in any way; Without the written consent of the lender, the subscription period for registered capital shall not be extended;

⑧　Before any major events such as merger, division, equity transfer, external investment, or substantial increase in debt financing occur, the borrower shall notify the lender in writing at least 30 working days in advance and obtain the lender’s written consent. The borrower shall actively implement the guarantee measures for timely and full repayment of the loan principal and interest under this contract in accordance with the lender’s requirements. The above major issues include but are not limited to:

Applying for loans or liabilities from banks or other third parties, or providing loans to third parties, or providing guarantees for the debts of third parties, which substantially increases debt financing and affects or may affect the repayment of loan principal and interest;

Make significant changes in property rights and adjustments to business operations (including but not limited to signing joint venture or cooperation contracts with foreign investors, Hong Kong, Macao, and Taiwan merchants; revoking, closing, stopping production, or transferring production; separating, merging, merging, or being merged; restructuring, forming, or transforming into a joint-stock company; external investment; investing in fixed assets such as houses, machinery and equipment, or intangible assets such as trademarks, patents, proprietary technologies, land use rights, or investing in joint-stock companies or investment companies, and conducting property rights and management rights transactions through leasing, contracting, joint ventures, custody, etc.);

The change of equity meets the circumstances stipulated in Article 23, Special Provisions, and Article 20 of this contract.

⑨ The borrower shall notify the lender in writing within 7 working days from the date of occurrence or possible occurrence of the following situations, and actively implement the guarantee measures for timely and full repayment of the loan principal and interest under this contract in accordance with the lender’s requirements:

Significant financial losses, asset losses, or other financial crises occur;

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In the event of suspension of business, revocation or cancellation of business license, application or application for bankruptcy, dissolution, etc;

If there is a significant crisis in the operation or finance of its controlling shareholders and other affiliated companies, which affects its normal operation;

The borrower’s legal representative, directors, or senior management personnel undergo personnel changes that affect their normal operations;

The guarantor’s equity has changed to meet the circumstances stipulated in Article 23, Special Provisions, and Article 21 of this contract;

There is a significant related party transaction between the borrower and its controlling shareholder or other related companies, which affects its normal operation;

Any litigation, arbitration, criminal or administrative penalty that has a significant adverse effect on its business or property condition;

Other significant events that may affect its ability to repay debts occur.

⑩ At the request of the lender (which request to notify the borrower in advance in a reasonable manner, unless prior notice is not required due to the occurrence of a breach or potential breach or due to specific circumstances), representatives of the lender are allowed to engage in the following activities during normal office hours:

Visit the location where the borrower conducts business activities;

Visit the location where the borrower conducts business activities;

Query the borrower’s account book records and all other records;

Inquire with the borrower’s employees, agents, contractors, and subcontractors who are aware or may be aware of the relevant information required by the lender.

⑪ The borrower guarantees to maintain its current assets and net asset value, asset liability ratio, asset current ratio, and other financial conditions within the scope specified in Article 23, Special Provisions 22 of this contract during the loan period.

⑫ For the collection letter or document sent or otherwise delivered by the lender to the borrower, the borrower must sign for it and hand over the receipt to the lender.

Article 11 Declaration and Commitment of the Borrower

The borrower voluntarily makes the following statements and commitments, and assumes legal responsibility for the authenticity of their content:

1、 The borrower is a legal entity established and validly existing under the laws of the People’s Republic of China, with full civil capacity. The borrower guarantees to provide relevant certificates, permits, certificates, and other documents as requested by the lender.

2、 The borrower has sufficient ability to fulfill all obligations and responsibilities under this contract, and shall not be relieved or exempted from its repayment responsibility due to any instructions, changes in financial status, or agreements signed with any unit.

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3、 The borrower has full authorization and legal rights to sign this contract. The borrower has obtained and completed all internal approvals, authorizations, or other related procedures required for the signing and performance of this contract, and has obtained and completed all necessary approvals, registrations, authorizations, approvals, permits, or other related procedures from any government department or other authority required for the signing and performance of this contract. All approvals, registrations, approvals, permits, authorizations, and other related procedures required for the signing of this contract shall remain fully legal and valid.

4、 The borrower’s signing of this contract fully complies with the borrower’s relevant articles of association, internal decisions, and resolutions of the shareholders’ meeting and board of directors, and undertakes that such internal decisions, shareholders’ meeting and board of directors resolutions fully comply with national laws and regulations and the company’s articles of association, and there is no invalidity, non establishment or revocability. This contract also does not conflict or violate any of the borrower’s articles of association, internal decisions, shareholder meetings, board resolutions, or borrower policies.

5、 The signing and performance of this contract is based on the borrower’s true expression of intention. The loan financing meets the requirements of laws and regulations, and the signing and performance of this contract do not violate any binding laws, regulations, rules or contractual provisions on the borrower. This contract is legal, valid, and enforceable. If the borrower’s rights defects during the signing and performance of this contract render this contract invalid, the borrower will immediately and unconditionally compensate the lender for all losses.

6、 All documents, financial statements, and other information provided by the borrower to the lender under this contract are true, complete, accurate, and valid, and shall continue to maintain all financial indicators required by the lender.

7、 The borrower agrees that the loan business under this contract shall be bound by the lender’s regulations, practices, and practices. The lender has the right to recover the loan in advance based on the borrower’s fund recovery situation.

8、 If the borrower bears multiple debts of the same type to the lender, and the borrower’s payment is insufficient or may not be sufficient to repay all the debts, the lender shall decide on the specific order of repayment or deduction.

9、 If the borrower fails to fulfill its obligations as stipulated in this contract, the borrower hereby authorizes the lender to directly deduct the loan principal and interest (including principal, interest, penalty interest, compound interest), liquidated damages, damages, and the lender’s expenses for realizing the creditor’s rights from any account opened by the borrower with the lender and all branches and subsidiaries of Industrial Bank without going through judicial procedures. The borrower agrees that the lender has the right to decide on the specific order of deduction. If the currency of the funds in the account is different from the borrowing currency, the lender has the right to convert them into the borrowing currency for deduction based on the middle price announced by the lender on the deduction day. If any account specified in this clause involves wealth management products or structured deposits, the borrower hereby irrevocably authorizes the lender to directly initiate relevant product redemption applications or take other necessary measures on behalf of the lender to ensure the smooth deduction of the above-mentioned funds, and the borrower shall provide all necessary cooperation.

10、 Regardless of whether before or after the signing of this contract, if the borrower submits any documents related to specific transactions to the lender for review, the borrower guarantees the authenticity of all documents, and the lender will only make a decision on the surface authenticity of the transaction documents. The lender neither participates in nor is aware of the substance of the specific transactions engaged in by the borrower, nor assumes any responsibility.

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11、 The borrower confirms that, except as disclosed in writing to the lender, the borrower has not concealed any of the following events that have occurred or are about to occur that may cause the lender to disagree with the disbursement of the loan under this contract:

(1) The debts or contingent liabilities borne by the borrower, including but not limited to any undisclosed mortgages, pledges, liens, and other debt burdens established on the borrower’s assets or earnings;

(2) Significant violations of discipline, law, or claims related to the borrower or the borrower’s key management personnel;

(3) The borrower breaches the debt contract between the borrower and any other creditor;

(4) The borrower has not engaged in, and there is no outstanding or, to the best of the borrower’s knowledge, possible litigation, arbitration or administrative penalty against it or its property, and no liquidation, closure or other similar proceedings have occurred against the borrower, whether voluntarily or by a third party;

(5) Other factors that may affect the borrower’s financial condition and solvency.

12、 The borrower undertakes to use the loan for the purposes specified in this contract and shall not misappropriate it for any other purpose or be used for any purpose that violates the provisions of this contract. Accept and cooperate with the lender at any time for loan payment management, post loan management, and related inspections, and cooperate with the lender to supervise, inspect, and count the borrower’s use of loan funds, production and operation, financial activities, material inventory, assets and liabilities, bank deposits, cash inventory, and other necessary or appropriate requirements as deemed by the lender.

13、 Provide sufficient, valid or other acceptable guarantees recognized by the lender as appropriate. If the guarantee under this contract involves real estate mortgage, the borrower shall promptly fulfill the obligation to inform the lender when they become aware of the information that the mortgaged property will be demolished; If the mortgaged property is demolished and the form of compensation through property rights exchange is adopted, the lender has the right to demand the borrower to repay the debt in advance, or to re establish the mortgage and sign a new mortgage agreement. After the original mortgaged property is lost but before the new mortgage registration is processed, a guarantor with sufficient guarantee conditions should be provided as collateral; For the demolished real estate compensated through compensation, the borrower is responsible for requesting the mortgagor to continue providing collateral for the main creditor’s rights by opening a special deposit account or deposit certificate for the demolition compensation.

14、 The borrower shall not reduce the registered capital in any way. Without the prior written consent of the lender, the debt under this contract shall not be transferred in whole or in part to a third party. Before the full repayment of the debts under this contract, without obtaining the written consent of the lender, no debt between the borrower and other creditors (excluding other branches of Industrial Bank) shall be repaid in advance.

15、 Promptly notify the lender of any significant adverse events that may affect the borrower’s ability to repay debts, and obtain written consent from the lender before conducting major events such as mergers, divisions, equity transfers, external investments, or substantial increases in debt financing.

16、 If the lender is involved in litigation, arbitration or other disputes with the borrower or any third party related to the borrower due to the performance of obligations under this contract, resulting in the lender being forced to become involved in disputes between the borrower and any third party, the lender shall bear all litigation, arbitration fees, lawyer fees and other expenses paid by the lender as a result.

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17、 Due to the settlement business under this contract, the borrower must handle it through the settlement account opened with the lender.

18、 The borrower promises that the information disclosed in the national enterprise credit information disclosure system is true, complete, legal and valid, and promises to continuously agree to the lender’s inquiry of the information disclosed or not disclosed by the enterprise in the system. If the lender requests capital verification, the borrower agrees to conduct the verification in accordance with the lender’s requirements and provide a capital verification report issued by a professional institution.

19、 The borrower hereby declares and authorizes that the lender has the right to conduct necessary investigations into the borrower’s credit situation in accordance with national laws, regulations, and relevant policies, including querying the borrower’s credit information from the financial credit information basic database established by the state. The lender may also submit relevant credit information to the national financial credit information basic database according to the needs of the People’s Bank of China for credit reporting of construction enterprises and individuals, and hereby allows relevant information to be lawfully queried within the authorized scope.

20、 The borrower hereby declares and authorizes that the lender has the right to submit information related to this contract and other relevant information to the administrative/judicial/supervisory departments, banking regulatory authorities, banking associations, and other relevant information management work needs to the above-mentioned departments, institutions, and their established or recognized information management systems, and hereby allows relevant information to be lawfully queried.

21、 If the borrower breaches this contract or encounters situations that may endanger the realization of the lender’s creditor’s rights, the lender has the right to request the borrower’s shareholders to accelerate the expiration of their subscribed capital obligations, and the borrower promises that their shareholders shall subscribe to capital in a timely manner as required by the lender. The lender has the right to demand that the borrower and its shareholders do not distribute dividends.

22、 The borrower promises that the transaction background of this loan business is true and legal, and has not been used for illegal purposes such as money laundering.

23、 The borrower hereby irrevocably undertakes that in the event of a breach of any contractual obligations under this contract, the lender may submit and disclose the borrower’s breach of trust information to the People’s Bank of China and its established or approved credit reporting agencies and systems, or to banking associations, banking regulatory agencies, or other administrative/legal/supervisory departments and their established or approved information management systems or news media.

The borrower irrevocably authorizes the relevant banking association to share and even publicly disclose the borrower’s dishonest information among banking and financial institutions through appropriate means.

The borrower is aware that the lender has the right to take various measures in accordance with the provisions of this contract, and is aware that the lender has the right to take or the lender and other banking and financial institutions have the right to jointly take measures such as reducing or stopping credit, stopping the opening of new settlement accounts, suspending the operation of the borrower’s legal representative/borrower’s new credit card, and other joint dishonesty and rights protection measures.

24、 Other matters declared and promised by the borrower can be found in Article 23 of this contract, Special Provisions 23.

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Article 12: Advance Loan Collection

1、 During the loan period, if the borrower or guarantor (including but not limited to the guarantor, mortgagor, or pledgor, the same below) encounters any of the following situations, the lender has the right to unilaterally decide to stop paying the unused loan of the borrower, and to recover part or all of the loan principal and interest in advance. The loan to be repaid in installments shall be considered as early due if the lender has received the loan in advance according to the provisions of this contract for one of the loans, and other unexpired loans shall be deemed as early due:

(1) Providing false materials or concealing important business and financial facts, any proof or document submitted to the lender, as well as any statement or commitment in Article 11 of this contract, is proven to be untrue, inaccurate, incomplete or intentionally misleading;

(2) Without the written consent of the lender, changing the original purpose of the loan, misappropriating the loan, or engaging in illegal or irregular transactions using the loan;

(3) Using false contracts with related parties to discount or pledge creditor’s rights such as notes receivable and accounts receivable without actual trade background to the lender, in order to obtain the lender’s funds or credit;

(4) Refusing to accept the lender’s supervision and inspection of the use of their credit funds and related business and financial activities；

(5) Major events such as merger, division, acquisition, restructuring, equity transfer, external investment, substantial increase in debt financing, etc. that the lender believes may affect the safety of the loan;

(6) Intentionally evading the creditor’s rights through related party transactions;

(7) The credit situation has deteriorated, and the solvency (including contingent liabilities) has significantly weakened;

(8) If the borrower or its affiliated enterprises, as well as the guarantor or guarantor’s affiliated enterprises, encounter cross breach situations as stipulated in Article 15 of this contract;

(9) The borrower fails to repay the principal and interest of the loan under this contract on time;

(10) The borrower stops repaying its debts, or is unable or indicates that it is unable to repay its due debts;

(11) The borrower’s suspension of business, closure of business, declaration of bankruptcy, dissolution, revocation of business license, revocation, deterioration of financial condition, etc;

(12) The borrower fails to fulfill the obligations stipulated in Article 10 and Article 13 of this contract, as well as other obligations stipulated in this contract, or the guarantor fails to fulfill the obligations stipulated in the guarantee contract;

(13) The collateral used for guarantee, the value of the collateral has significantly decreased or may significantly decrease, or the right to pledge must be redeemed before the loan expires;

(14) The borrower or guarantor’s legal representative, individual investors, directors, supervisors, or senior management personnel undergo abnormal changes, disappearance, or are subject to legal investigation or restriction of personal freedom by judicial authorities, which has already or may affect the performance of obligations under this contract;

(15) The borrower/guarantor or the controlling shareholder, actual controller or its affiliates of the borrower/guarantor are involved in significant litigation, arbitration or other disputes, or their significant assets are sealed, frozen, deducted, enforced or other measures with similar effects are taken, which may endanger or damage the rights and interests of the lender;

(16) Other events stipulated in this contract, or based on the borrower’s fund withdrawal situation, or other events that endanger, damage, or may endanger, damage the rights and interests of the lender.

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2、 If the above situation of early loan collection occurs, the lender may unilaterally decide whether to grant the borrower a certain grace period based on the borrower’s production and operation, financial status, and fund recovery. If the lender grants the borrower a grace period and the borrower fails to take remedial measures or the remedial measures taken do not meet the lender’s requirements during the grace period, the lender has the right to unilaterally decide to receive the loan in advance; The lender can also decide to receive the loan in advance without giving the borrower a grace period.

3、 When receiving the loan in advance, the lender has the right to take corresponding measures in accordance with the provisions of Article 14 (2) of this contract.

Article 13 Obligations of the borrower to disclose major transactions and events to the lender

1、 The borrower shall promptly report in writing to the lender any significant transactions and events that have occurred.

2、 If the borrower belongs to a group customer, the borrower shall promptly report to the lender related transactions of more than 10% of the borrower’s net assets in accordance with relevant regulations, including but not limited to:

(1) The related relationships between the parties involved in the transaction;

(2) Transaction items and transaction nature;

(3) The amount or corresponding proportion of the transaction;

(4) Pricing policy (including transactions with no or only symbolic amounts).

3、 If there is a significant change in the basic conditions of the contract that cannot be foreseen at the time of signing the contract and does not belong to commercial risks, and it is necessary to renegotiate, the lender should be notified in a timely manner within three working days after the change occurs.

Article 14 Liability for Breach of Contract

1、 After this contract takes effect, both the borrower and the lender shall fulfill the obligations stipulated in this contract. If either party fails to perform or fully performs the obligations stipulated in this contract, they shall bear corresponding breach of contract responsibilities.

2、 If the borrower fails to use the loan for the purpose specified in this contract, fails to make payment of the loan funds in the agreed manner, fails to comply with the declaration and commitment matters, distorts the information in the loan application documents, exceeds the agreed financial indicators, experiences significant cross breach events, and fails to fulfill any of the provisions of this contract, the lender has the right to take one or more of the following measures:

(1) Requesting a deadline to rectify the breach of contract;

(2) Suspend the disbursement of outstanding loans under this contract and cease payment of outstanding loan funds under this contract;

(3) Request the borrower to provide additional loan disbursement and payment conditions that meet the lender’s requirements, or cancel the borrower’s use of the loan through “self payment”;

(4) Unilateral decision to advance the maturity of all or part of the debt;

(5) Unilateral termination or termination of this contract, requiring the borrower to repay the principal and interest of the loan due or not yet due, and to pay or compensate for related losses；

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(6) If the loan is overdue, require the borrower to pay overdue penalty interest; If the borrower misappropriates the loan, demand that the borrower pay the misappropriation penalty interest; Require the borrower to pay compound interest on unpaid interest (including interest before and after loan maturity, misappropriation penalty interest, and overdue penalty interest);

(7) Request the borrower to add or replace the guarantor, collateral, collateral/pledge rights;

(8) Implement or realize any rights under any guarantee related to the loan；

(9) Without going through judicial procedures, the borrower may directly deduct funds from any account opened by the borrower with the lender and all branches and subsidiaries of Industrial Bank, or entrust the borrower’s account opening bank to deduct funds from its account, including but not limited to loan principal and interest (including principal, interest, penalty interest, compound interest), liquidated damages, damages, and expenses incurred by the lender in realizing the creditor’s rights. The borrower agrees that the lender has the right to decide the specific order of deduction. If the currency of the funds in the account is inconsistent with the loan currency, the lender has the right to convert them into the loan currency for deduction at the midpoint published by the lender on the day of deduction; If any account specified in this clause involves wealth management products or structured deposits, the lender has the right to directly initiate relevant product redemption applications or take other necessary measures on behalf of the lender to ensure the smooth deduction of the above-mentioned funds;

(10) Initiate a lawsuit, arbitration, or apply to a notary public for an execution certificate, requiring the borrower to repay the principal and interest of the loan, and the cost of realizing the creditor’s rights shall be borne by the borrower;

(11) The lender has the right to seize or retain any movable or immovable, tangible or intangible property of the borrower under the lender’s control and possession, or take other measures deemed appropriate by the lender;

(12) The lender has the right to report and disclose the borrower’s breach of credit information to the People’s Bank of China and its established or approved credit reporting agencies and systems, or to the banking industry association, banking regulatory agencies, or other administrative/judicial/supervisory departments and their established or recognized information management systems or news media. At the same time, the lender may take or jointly with other banking and financial institutions to reduce or stop credit, stop opening new settlement accounts, suspend the borrower’s legal representative/borrower’s new credit card, and other joint measures to punish and protect the borrower’s credit;

(13) Other measures as required by laws and regulations, agreed upon in this contract, or deemed appropriate by the lender.

3、 If the lender fails to provide the loan on the agreed date and amount, and causes losses to the borrower in accordance with the withdrawal prerequisites and loan payment conditions stipulated in this contract, the lender shall compensate the borrower for the direct economic losses incurred as a result. However, regardless of the circumstances, the lender shall not be liable for any foreseeable or unforeseeable indirect losses incurred by the borrower as a result.

4、 During the performance of this contract, if the materials provided by the borrower are untrue, inaccurate, incomplete, or have other defects, resulting in the lender’s entrusted payment error, untimely payment, the borrower’s violation of the provisions of this contract in handling autonomous payment, or other losses, the lender shall not be held responsible.

5、 If the loan disbursement account or payment recipient account specified in this contract is frozen or other reasons result in loan disbursement and payment disputes or other losses, the lender shall not be held responsible.

6、 If the guarantor (i.e. guarantor, mortgagor, pledgor) under this contract encounters the following reasons, the lender has the right to take measures in accordance with the provisions of the second paragraph of this article:

(1) The guarantor fails to fulfill the provisions of the guarantee contract, or the credit status deteriorates, or other events that weaken the guarantee ability occur;

(2) The mortgagor fails to fulfill the provisions of the mortgage contract, intentionally damages the mortgaged property, or the value of the mortgaged property may or has significantly decreased, or other events that harm the lender’s mortgage right;

(3) The pledgor fails to fulfill the provisions of the pledge contract, or the value of the pledged property has significantly decreased or may significantly decrease, or the pledged right must be redeemed before the loan is repaid, or other events that damage the mortgage right of the loan hostage.

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Article 15 Cross breach

Any of the following situations shall be deemed as a simultaneous breach of this contract by the borrower or its affiliated enterprises, as well as the guarantor or its affiliated enterprises. The lender shall have the right to receive the loan in advance in accordance with Article 12 of this contract and demand the borrower to bear the liability for breach of contract in accordance with Article 14 of this contract:

(1) Any borrowing, financing, or debt that may default or be declared prematurely due;

(2) Any guarantee or similar obligation is not fulfilled, or there is a possibility of non fulfillment;

(3) Failure to perform or violate legal documents or contracts related to debt guarantees and other similar obligations, or the possibility of failure to perform or violation;

(4) There is or is about to be an inability to repay due debts or mature loans/financing;

(5) Declared or about to be declared bankrupt through legal proceedings;

(6) Transfer its assets or property to other creditors;

(7) Other situations that endanger the safety of the principal and interest of the loan under this contract.

Article 16 Continuity of Obligations

All obligations of the borrower under this contract are continuous and have full and equal binding force on their heirs, agents, receivers, assignees, and their merged, restructured, or renamed entities.

Article 17 Accelerated Maturity of Principal and Interest Clause

The borrower agrees that once the borrower fails to fulfill the declaration and commitment in Article 11 of this contract, or fails to fulfill any of its obligations under this contract, the lender has the right to decide that any other obligations of the borrower to the lender, including the repayment obligation of all principal and interest (including penalty and compound interest) due and not yet due under this contract, will immediately become due.

Article 18 Subrogation Rights

The borrower hereby declares that regardless of whether the lender’s debt has expired or not, the borrower’s debt or any related rights related to the debt are about to expire during the statute of limitations for litigation or fail to declare bankruptcy claims in a timely manner, or if the borrower breaches the contract or is unable to repay the borrower’s advance payments (including but not limited to principal, interest, and expenses) that have reached the repayment period, which affects the realization of the lender’s debt, the lender has the right to exercise subrogation rights against any third party’s debt, accounts receivable, and other property rights related to the aforementioned rights, including but not limited to subrogation to request the borrower’s counterpart to perform, declare to the bankruptcy administrator, or take other necessary actions, and the borrower waives all defenses.

Article 19 Application of Law, Jurisdiction and Dispute Resolution

1、The formation, effectiveness, performance, termination, interpretation, and dispute resolution of this contract shall be governed by the laws of the People’s Republic of China (excluding the laws of the Hong Kong Special Administrative Region, Macao Special Administrative Region, and Taiwan for the purpose of this contract).

2、Any disputes arising from this contract shall be resolved through friendly consultation between the borrower and the lender; If friendly negotiation fails, both parties agree to resolve the issue in the manner stipulated in Article 23, Special Provisions, and Clause 24 of this contract.

3、During the dispute period, the provisions of this contract that do not involve disputed parts shall still be fulfilled.

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Article 20: Document exchange, communication, and notification

1、 The borrower agrees and confirms that the address specified in Article 23, Special Provisions, and Article 25 of this contract shall serve as the notice for matters under this contract, as well as legal documents related to litigation (arbitration), notarization, etc. in the event of disputes (including but not limited to various notices and documents from the contracting parties; lawsuit (or arbitration application) and evidence served by the court or arbitration tribunal, subpoena, notice of response, notice of proof, notice of hearing, payment order, judgment (award), ruling, mediation, execution notice, notice of limited performance, and other legal documents for litigation or arbitration proceedings, realization of security interests, and enforcement stage legal documents; The delivery address for various notices and legal documents delivered by notary institutions, and further agree that the lender, notary institution, court and other judicial organs, as well as other notices and legal documents, have the right to choose paper or electronic methods of delivery. The electronic delivery methods include but are not limited to email, China Judicial Process Information Disclosure Network, National Unified Delivery Platform, Local or Specialized Court Network Service Platform, as well as the electronic network platform and electronic APP of the delivery party.

2、 The applicable period for the delivery address specified in the first paragraph of this article includes all stages, including non litigation stage and dispute entering arbitration, first instance, second instance, retrial, execution after litigation proceedings, realization of security interests procedure, supervision procedure, and compulsory execution notarization. If there is a change in the delivery address mentioned above, the borrower shall notify the lender in writing in advance (during litigation or arbitration, the arbitration tribunal or court shall also be notified in writing in advance, and if compulsory notarization has been completed, the original notary office shall be notified in writing) to reconfirm the delivery address and obtain a receipt. If no prior notice is given, it shall be deemed that there has been no change, and the corresponding legal consequences shall be borne by the borrower. The delivery address specified in the first paragraph of this article shall still be deemed as a valid delivery address.

3、 Any document, communication, notice, or legal document sent to any address specified in the first paragraph of this article shall be deemed to have been delivered on the following dates (delivery to the designated recipient shall be deemed to have been delivered to the recipient):

(1) By mail (including express delivery, regular mail, and registered mail), the fifth working day after the date of mailing shall be deemed as the delivery date;

(2) Fax, email, mobile SMS, WeChat QQ or other electronic communication address, the date of sending shall be deemed as the delivery date;

(3) Delivery shall be made by dedicated person, and the date of receipt by the recipient shall be deemed as the date of delivery. If the recipient refuses, the delivery person may take photos or videos to record the delivery process, and keep the document, which is also considered as delivery.

4、 If the delivery address provided or confirmed by the borrower is inaccurate or untrue, or if the delivery address is changed and the other party, arbitration institution, people’s court, or notary office is not notified in a timely manner, resulting in the inability to actually deliver, the borrower shall bear the corresponding legal consequences and be deemed to have effectively delivered:

(1) If delivered by mail, the date of return of the document shall be deemed as the date of delivery;

(2) If delivered by a dedicated person, the delivery date shall be the day when the delivery recipient records the situation on the delivery receipt on the spot;

(3) If delivered electronically, the date of transmission shall be considered as the delivery date.

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5、 The lender shall use the domicile specified in the contract as the delivery address. If the lender sends a notice by publishing an announcement on its website, online banking, telephone banking, or business outlet, the date of publication of the announcement shall be deemed as the date of delivery. The lender shall not be liable for any transmission errors, omissions, or delays in postal, fax, telephone, or any other communication system under any circumstances.

6、 The parties agree that their official seals, office seals, financial seals, contract seals, receiving and sending seals, and lender’s credit business seals are all valid seals for notification or contact, legal document delivery, and letter exchanges. All staff members of the borrower’s unit are authorized signatories for document exchanges, communications, and notifications.

7、 This provision is an independent clause in the contract and shall not be affected by the validity of this contract or any other provisions of the contract.

Article 21 Contract Validity and Other Matters

1、 This contract shall come into effect from the date of signature, seal or fingerprint by both parties.

2、 During the effective period of this contract, any tolerance, grace or delay granted by the lender to the borrower or guarantor in exercising the rights or interests enjoyed in this contract shall not prejudice, affect or limit all the rights and interests that the lender should enjoy in accordance with relevant laws and regulations and this contract. It shall not be regarded as a waiver of the lender’s rights and interests under this contract, nor shall it affect any obligations of the borrower under this contract.

3、 If there are changes in national laws, regulations or regulatory policies that result in the lender’s failure to fulfill the loan obligations as stipulated in this contract in compliance with laws, regulations or regulatory requirements, the lender has the right to unilaterally terminate the contract, announce the early maturity of all loans already issued, and the borrower shall immediately repay them as requested by the lender. If the lender is unable to perform or perform as agreed in the contract due to such reasons, the lender shall not bear any legal responsibility.

4、 If the loan is not disbursed or paid on time due to force majeure, communication or network failures, or system failures of the lender, the lender shall not be held responsible, but shall promptly notify the borrower.

5、 The lender has the right to authorize or entrust other branches of Industrial Bank to perform the rights and obligations under this contract (including but not limited to authorizing or entrusting other branches of Industrial Bank to sign relevant contracts) according to business management needs, or transfer the loan under this contract to other branches of Industrial Bank for management. The borrower acknowledges this and does not need to obtain the borrower’s consent for the above actions.

6、 The borrower agrees that the lender has the right to unilaterally reduce or cancel the unused loan amount under this contract based on factors such as the borrower’s production and operation situation, repayment situation, and credit status of other financial institutions. If the lender decides to reduce or cancel, they shall notify the borrower five working days in advance, but do not need to obtain the borrower’s consent separately.

7、 If at any time, any provision of this Agreement is or becomes illegal, invalid, or unenforceable in any respect, the legality, validity, or enforceability of the other provisions of this Agreement shall not be affected or diminished in any way.

8、 The lender has reminded the borrower to pay special attention to the “important signing instructions” in the contract. The borrower has carefully read and fully understood all the rights and obligations of both parties in the contract, as well as the “important signing instructions”. The lender has provided sufficient explanations and clarifications to the relevant terms and personal information processing rules as requested by the applicant. Both parties have a completely consistent understanding of the various terms of this contract and have no objections to the contract content.

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9、 The subheadings of this contract are added for convenience of reading only and shall not be used for the interpretation or any other purpose of this contract.

10、 The attachments to this contract are an integral part of this contract and have the same legal effect as the main text of this contract.

11、 The total number of copies of this contract and the number of copies held by each party are specified in Article 23 of this contract, specifically Article 26. Each contract has equal legal effect.

Article 22 Notarization and voluntary acceptance of compulsory enforcement

1、If either party to this contract requests notarization, the other party agrees to notarize it at a nationally designated notary institution as requested by the other party.

2、A contract that has been notarized for compulsory execution has the effect of compulsory execution. When the borrower fails to perform or improperly performs the debt, or when the lender realizes the creditor’s rights as stipulated in laws and regulations or this contract, the borrower agrees to the lender to apply to a notary institution for an execution certificate with compulsory execution effect. The borrower voluntarily accepts the compulsory execution measures directly applied by the lender to the people’s court with jurisdiction with the execution certificate, and is aware of the corresponding legal consequences. The borrower promises not to raise any objection or defense.

3、All parties agree that before the notary public issues the execution certificate, they have the right to use postal, telephone, fax, email, mobile SMS, WeChat, and other methods in accordance with the terms of “document exchange, communication, and notification” stipulated in this contract QQ、 Verify any breach of contract related to the borrower’s failure or improper performance of debts through any one or more methods such as personal delivery and face-to-face interviews. If verification is made through phone or face-to-face communication, it shall be deemed delivered upon completion of the interview or call; Using mailing, fax, email, mobile SMS, WeChat QQ、 If verified through personal delivery or other means, the delivery date shall be in accordance with the provisions of this contract on “document exchange, communication, and notification”.

4、If the borrower has any objections to the verified breach of contract as mentioned above, they shall provide written evidence and sufficient evidence to the notary public within five working days from the date of delivery. If the borrower fails to provide evidence on time or the notary public believes that the evidence is insufficient to support their claim, it shall be deemed that the borrower confirms the relevant breach of contract such as non performance or inappropriate performance of the debt, and agrees to the notary public to issue an execution certificate based on the lender’s application. If the notary public has other regulations on the verification method and the period of proof, the regulations of the notary public shall be followed.

Article 23 Special Provisions

1、 Explanation to the contracting party

Lender: Industrial Bank Co., Ltd. Shanghai Pudong Branch

Address: No. 710 Dongfang Road, China (Shanghai) Pilot Free Trade Zone

Legal representative/person in charge: [***]

Borrower: JAJI (Shanghai) Co., Ltd.

Address: Room 5107, Building 5, No. 555 Dongchuan Road, Minhang District, Shanghai

Legal representative/person in charge: [***]

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2、If you find that there are illegal and irregular charges in the contract and the business charges under the contract, you can call the complaint hotline of Industrial Bank to file a complaint about illegal and irregular charges. The complaint hotline for charges is 95561.

3、The lender and the borrower confirm that the loan under this contract belongs to the second situation as follows:

(1) This contract is between the lender and the borrower/ Year/ Month/ The sub contract of the Credit Limit Contract (i.e. the General Contract) with the number of [insert number] signed on [insert date]. The amount of this loan is included in the credit limit under the Credit Limit Contract. Among them, the amount of foreign currency loans shall be converted into RMB and included in the credit limit according to the middle price announced by the lender on the day of signing this contract.

(2) This contract is an independent legal document signed between the lender and the borrower.

4、The lender agrees to lend the borrower a loan in RMB (amount in words): Ten million yuan.

5、This loan is used for daily business turnover such as upstream procurement and payment of employee salaries. Without the written consent of the lender, the borrower shall not use the loan for other purposes.

6、The loan term is 12 months, from January 22, 2024 to January 21, 2025.

7、The loan allocation plan is as follows:

/ Year / Month / Day / Yuan

The borrower shall apply to the lender for withdrawal procedures three working days before each withdrawal date or at any other time requested in writing by the lender.

If the borrower fails to withdraw the loan according to the agreed installment period and amount, the lender has the right to demand that the borrower pay a penalty of ten thousand of the loan amount that should be withdrawn for the current period. If the borrower belongs to small and micro enterprises that comply with national regulations, policies, etc., no penalty will be charged for this breach of contract.

8、The pricing benchmark interest rate shall be executed according to the first of the following agreements:

(1) LPR_one-year term level.

(2) SHIBOR/Deadline level.

(3) SOFR.

(4) SOFR term interest rate/term grade.

(5) ESTR.

(6) SONIA.

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(7) TSRR/Term level.

(8) TONA.

(9) SARON.

(10) HIBOR/Deadline Level.

(11) SIBOR/Deadline level.

(12) The central bank’s benchmark interest rate/maturity level for RMB deposits.

Among them, RMB fixed rate loans should choose LPR as the pricing benchmark interest rate. The pricing benchmark interest rate should be used within the currency range specified in the first article “Definition and Interpretation”.

9、Pricing formula for loan interest rate: Loan interest rate=Pricing benchmark interest rate+./% Or - 0.45 _%.

10、The loan interest rate shall be executed according to the first of the following agreements:

(1) Fixed interest rate. The interest rate is determined in the following way B:

A、 The loan interest rate shall be determined based on the pricing benchmark interest rate and pricing formula on the actual disbursement date, and the interest rate shall remain unchanged between the actual disbursement date and the maturity date of the loan under this contract.

B、According to the pricing benchmark interest rate and pricing formula on the date of contract signing, the fixed loan interest rate is 3.00% annualized. If there is an adjustment to the pricing benchmark interest rate on the actual disbursement date, the corresponding adjustment points in the pricing formula will be adjusted. The annualized interest rate agreed upon in this contract remains unchanged.

(2) Floating interest rates. Determine the loan interest rate based on the actual disbursement date and repricing date pricing benchmark interest rate and pricing formula, and calculate interest in segments. The repricing day shall be executed in the following manner:

A、 The floating period is/ (Month/quarter/half year/year), the corresponding day of each cycle from the actual disbursement date of the loan shall be the contract repricing date. If there is no corresponding day in the current month, the last day of that month shall be the corresponding day.

B、Regarding the use of SOFR ESTR, SONIA, TONA, and SARON are used as pricing benchmark interest rates, and each interest date within the interest period (i.e. each natural day during the loan period) is used as the contract repricing date.

(3) Other interest rate methods:

11、The repayment method of loan interest shall be executed according to the first of the following provisions:

(1) The loan agreement in this contract stipulates that the 21st day of the end of each quarter (month/quarter/half year/year-end) shall be the interest payment date. The borrower shall pay the current loan interest to the lender on the interest payment date and settle the remaining principal and interest when the loan is due.

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(2) From the actual disbursement date of the loan, every full term shall apply/ The corresponding day of (month/quarter/half year/year) (if there is no corresponding day in the current month, the last day of that month shall be the corresponding day) is the interest payment date for each period. The borrower shall pay the current loan interest to the lender on the interest payment date and settle the remaining principal and interest when the loan is due.

(3) The first interest payment date is/year/month/day, and from the first interest payment date, each corresponding day of/(month/quarter/half year/year) (if there is no corresponding day in the current month, the last day of that month shall be the corresponding day) shall be the interest payment date for each period,

The borrower shall pay the current loan interest to the lender on the interest payment date and settle the remaining principal and interest when the loan expires.

(4) Other repayment methods:/.

12、If the borrower fails to use the loan for the purpose specified in this contract, the lender shall have the right to charge penalty interest on the misappropriated loan from the date of misappropriation, with the penalty interest rate being an increase in the loan interest rate 100%.

13、If the borrower fails to repay on schedule and does not reach an agreement with the lender regarding the extension, i.e. the loan is overdue, the lender has the right to charge penalty interest on the overdue loan from the date of overdue, with a penalty interest rate of 50% higher than the loan interest rate.

14、According to relevant national laws, regulations, and regulatory requirements, the borrower promises to meet the withdrawal prerequisites stipulated in the contract before applying for loan disbursement, and accept the lender’s supervision on the use of loan funds for the agreed purposes.

The lender has the right to monitor the basic deposit account, general deposit account, and special deposit account opened by the borrower, and supervise and control the disbursement, payment, and repayment of loan funds in accordance with the contractual provisions.

The borrower designates the following account as a dedicated fund withdrawal account and promptly provides information on the inflow and outflow of funds in that account:

Account Name:

Account:

Opening Bank:

The lender may negotiate and sign a separate account management agreement with the borrower based on their credit status, financing situation, etc., specifying the management of the inflow and outflow of funds from the designated account. The lender has the right to use the borrower’s funds

Early recovery of loans due to withdrawal situation.

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15、The payment of loan funds under any of the following circumstances should be made through the lender’s entrusted payment method:

(1) If the borrower establishes a new credit business relationship with the lender and the borrower’s internal rating level at the lender is below B3 (inclusive), “newly established credit business relationship” refers to the lender establishing a credit business relationship with the borrower for the first time or not having a credit business relationship within 2 years;

(2) Working capital loans for exchange;

(3) The payment recipient is clear and the single payment amount to a certain trading partner of the borrower exceeds RMB 10,000,000 (for foreign currency loans, the middle price announced by the lender on the payment date shall be used for conversion);

(4) Others

16、The loan principal under this contract shall be repaid using the second repayment method as follows:

(1) Repay the loan principal in installments, with the following repayment amount and date:

Repay < yuan on < year < month < day

If the lender adjusts the loan installment plan, the installment repayment date and amount stipulated in this clause shall remain unchanged, and the borrower shall repay the loan principal on schedule.

(2) The loan principal shall be fully repaid in one lump sum on the maturity date of the loan.

(3) Other repayment methods for loan principal:/

17、If the borrower fails to repay the loan under the loan contract on time and needs to extend the repayment period, they should submit a written loan extension application to the lender 10 working days before the maturity date of the loan. If approved by the lender, both parties shall sign a separate “Loan Extension Contract” as a supplementary contract to this contract.

18、The borrower shall repay the principal and interest of the loan on the date specified in this contract.

If the borrower requests partial or full repayment of the loan principal and interest in advance, they should do so in advance Notify the lender in writing within 10 working days and obtain the lender’s written consent. With the written consent of the lender, after the borrower repays a portion of the loan principal and interest in advance, the borrower shall negotiate with the lender to determine the number of repayment periods, repayment time, and repayment amount thereafter. Interest shall be charged on the principal of the loan repaid in advance based on the actual usage period and the loan interest rate agreed upon in this contract. The lender will no longer adjust the loan interest calculated and collected before the early repayment.

If the borrower requests early repayment, the lender has the right to demand that the borrower pay a penalty of /% of the early repayment amount. If the borrower belongs to small and micro enterprises that comply with national regulations, policies, etc., no penalty will be charged for this breach of contract.

19、The guarantee contract of this contract includes but is not limited to the following contracts:

(1) The Guarantee Contract (Contract Name) with the number BZHQ001 is guaranteed by CLPS Shanghai Co., Ltd. in the form of guarantee;

(2) The “<” (contract name) with number <, the guarantor is <, and the guarantee method is <;

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20、Before the borrower’s equity changes to∠% (including but not limited to equity transfer, custody, custody, pledge, etc.), they shall notify the lender in writing at least 30 working days in advance and obtain the lender’s written consent. They shall actively implement the guarantee measures for timely and full repayment of the loan principal and interest under this contract in accordance with the lender’s requirements.

21、The borrower shall be responsible for any changes in the equity of the guarantor that occur Within 7 working days from the date of the occurrence or possible occurrence of L% (including but not limited to equity transfer, custody, custody, pledge, etc.), the lender shall be notified in writing, and actively implement the guarantee measures for timely and full repayment of loan principal and interest under this contract in accordance with the lender’s requirements.

22、The borrower guarantees to maintain its financial condition, including current assets and net asset value, asset liability ratio, and asset current ratio, within the following range as required by the lender during the loan period:/

23、Other matters declared and promised by the borrower:/

24、Any disputes arising from this contract shall be resolved through friendly consultation between the borrower and the lender; If friendly negotiation fails, both parties agree to resolve the issue in the third way as follows:

(1) Bring a lawsuit to the people’s court of the lender’s domicile.

(2) Apply for arbitration to the Shanghai Arbitration Commission and resolve disputes in accordance with the effective arbitration rules of the commission at the time of arbitration. Within the scope allowed by the arbitration rules, both parties agree to use the simplified procedure for the trial. The arbitration award is final and binding on both parties. The arbitration tribunal shall hold its hearing in Shanghai.

(3) Other methods: file a lawsuit with the people’s court in the place where this contract is signed.

25、The borrower agrees and confirms that the following address shall be used as a notice for matters under this contract, as well as legal documents related to litigation (arbitration), notarization, etc. in the event of disputes (including but not limited to various notices and documents from the contracting parties; complaint (or arbitration application) and evidence served by the court or arbitration tribunal, subpoena, response notice, evidentiary notice, hearing notice, payment order, judgment (award), ruling, mediation letter, execution notice, deadline performance notice, and other legal documents for litigation or arbitration proceedings, realization of security interest procedures, and execution stage; The effective delivery address for various notices and legal documents delivered by notary institutions, and further agree that the lender, notary institution, court and other judicial organs, as well as other notices and legal documents, have the right to choose paper or electronic delivery methods. The electronic delivery methods include but are not limited to email, China Judicial Process Information Disclosure Network, National Unified Delivery Platform, local or specialized court network service platforms, as well as the electronic network platform and electronic APP of the delivery party:

(1) Borrower’s address:

① Name of borrower: JAJI (Shanghai) Co., Ltd.

Borrower’s address: Room 511, North Building, iSpace, No. 2966 Jinke Road, Pudong New Area, Shanghai;

Postal code: 201203;

Contact phone number: [***]

Contact person: [***]

② Name of designated agent (if any):

Recipient’s address:

Postal code: Contact phone number:/

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(2) The borrower agrees and confirms that any of the following electronic communication addresses is also a valid delivery address:

① Fax reception, number:/

② Email address:/

③ Mobile SMS, receiving number: [***]

④ WeChat, WeChat number:/

⑤ QQ, number:/

⑥ Other electronic communication addresses:/

26、This contract is made in duplicate, with the lender holding four copies and the borrower holding one copy, all of which have equal legal effect.

27、Supplementary clauses

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This page is the signature page of the “Working Capital Loan Contract” numbered DD6232023130.

Lender (Seal): Responsible person or authorized person (signature and seal): /s/ Jianping Meng Year Month Day
Borrower(Seal): Legal representative or authorized person (signature/fingerprint): /s/ Jian Xu [Company seal affixed] Year Month Day

Contract signing date：Year__Month__ Day

Contract signing place：Jing’an District, Shanghai

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